EXHIBIT 10.1



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                        ______________________________,

                                   as SELLER


                                      and


                                 CWALT, INC.,

                                 as PURCHASER


                MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

                          Dated as of _________, 200_


                   ______ Mortgage Investment Trust 200_-__
                     Mortgage Backed Notes, Series 200_-__









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                               TABLE OF CONTENTS

                MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

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RECITALS...................................................................1




AGREEMENT..................................................................2


1.       Purchase and Sale of Mortgage Loans...............................2
2.       Representations and Warranties....................................4
3.       Survival of Representations.......................................7
4.       Repurchase, Purchase or Substitution of Mortgage Loans............8
5.       Covenants.........................................................8
6.       Successors and Assigns, Additional Information....................9
7.       Indemnification...................................................9
8.       Notices..........................................................10
9.       Representations and Indemnities to Survive.......................10
10.      Miscellaneous....................................................10
11.      Severability of Provisions.......................................10
12.      Binding Nature of Agreement; Assignment..........................10
13.      Entire Agreement.................................................11
14.      Benefits of Agreement............................................11


SCHEDULE I - MORTGAGE LOAN SCHEDULE......................................I-1
SCHEDULE II -MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES...............II-1



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                MORTGAGE LOAN PURCHASE AND ASSIGNMENT AGREEMENT

         This Mortgage Loan Purchase and Assignment Agreement (the "Agreement") dated as of _________, 200_, is executed on the Closing Date (as defined below) by and between CWALT, Inc., a Delaware corporation (such entity, and its successors and assigns, being referred to herein as the "Purchaser") and ______________________________, a _______________ organized as ______________________________, as seller (the "Seller" or the "Company").

         The Purchaser and the Seller hereby recite and agree as follows:

                                   RECITALS

         1. Schedule I attached hereto and made a part hereof lists certain conventional, fixed and adjustable rate, first lien residential mortgage loans (collectively, the "Mortgage Loans") owned by the Seller that the Seller desires to sell, without recourse, to the Purchaser.

         2. The Seller desires to sell, without recourse, all of its right, title and interest in and to the Mortgage Loans (other than its rights as owner of the servicing rights under the Sale and Servicing Agreement) to the Purchaser, and to transfer all of its obligations thereunder to the Purchaser pursuant to this Agreement.

         3. The Purchaser desires to purchase such Mortgage Loans, and the Purchaser intends immediately thereafter to transfer all of its right, title and interest in and to the Mortgage Loans pursuant to the terms of a Sale and Servicing Agreement dated as of _________, 200_ (the "Sale and Servicing Agreement"), by and among the Seller, as seller, the Purchaser, as depositor, ___________________, as trust administrator and master servicer (in such capacity, the "Master Servicer"), _______________________________, as
indenture trustee (the "Indenture Trustee"), _____________________, as servicer, and ______ Mortgage Investment Trust 200_-__ (the "Issuer" or the "Trust").

         4. The Trust shall issue the Mortgage Backed Notes, Series 200_-__, [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B], [Class AF-6], [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8], [Class BF], [Class 2-AV-1], [Class 2-AV-2], [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3], [Class 3-AV-4], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8], [Class BV], [Class PF], [Class PV], [Class CF] or [Class CV] Notes (collectively, the "Notes").

         5. The Notes (other than the [Class B], [Class C] and [Class P] Notes) will be offered and sold by _________________________________________
_____________________________________ (the "Underwriters") pursuant to the terms and conditions of an underwriting agreement among the Purchaser and the Underwriters dated ________, 200_ (the "Underwriting Agreement"), through the use of a prospectus supplement dated ________, 200_ (the "Prospectus Supplement"), and the related prospectus dated ________, 200_ (the "Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus").

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         6.     Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

                                   AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Purchase and Sale of Mortgage Loans.

                  (a) Concurrently with the execution and delivery hereof on ________, 200_ (the "Closing Date"), the Seller hereby sells, assigns, transfers and otherwise conveys to the Purchaser, without recourse, all of its right, title and interest (other than any servicing rights relating to the Mortgage Loans) in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than any such payments that were due on or prior to such date) and all payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Seller's right, title and interest in and to any related escrow account and all amounts from time to time credited to and the proceeds of such account, the Seller's rights under any insurance policies related to the Mortgage Loans and the proceeds thereof and the Seller's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties.

                  (b) The Seller further agrees, at its own expense, on or prior to the Closing Date, (i) to indicate in its books and records that the Mortgage Loans have been sold to the Issuer, as assignee of the Purchaser and
(ii) to deliver to the Purchaser a data file in the form of Schedule I containing a true and complete list of all such Mortgage Loans (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule shall conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" in the Sale and Servicing Agreement. In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller does hereby deliver, or cause to be delivered, to the Purchaser (or its designee) each Mortgage File relating to the Mortgage Loans in the manner set forth in Section 2.01 of the Sale and Servicing Agreement. In the case of Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the execution of this Agreement, the Seller, in lieu of delivering the related Mortgage Files, shall herewith deliver to the Purchaser an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account have been so deposited. The Seller hereby covenants not to take any action inconsistent with the ownership interest of the Purchaser or its assignee and any subsequent assignee or pledgee in the Mortgage Files.

                  (c) The Purchaser and the Seller intend that on the Closing Date the conveyance by the Seller to the Purchaser of all its right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall be, and be construed as, a sale of the Mortgage Loans, without recourse. It is, further, not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the

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Seller. However, in the event that the Mortgage Loans are held to be property of the Seller, or if this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in this Section 1 shall be deemed to be a grant by the Seller to the Purchaser, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including without limitation the Mortgage Notes, the Mortgages, any related insurance policies, the Seller's security interest in any collateral pledged to secure the Mortgage Loans with respect to the Mortgage Loans and all other documents in the related Mortgage Files, and all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property constituting part of the assets of the Trust, arising from or relating to (A) the Mortgage Loans (other than any servicing rights relating to the Mortgage Loans), including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Mortgage Files, and including any Qualifying Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) all amounts payable on or after the Cut-off Date (other than any such payments that were due on or prior to such date) to the holders of the Mortgage Loans in accordance with the terms thereof; (D) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; and (E) all cash and non-cash proceeds of any of the foregoing;
(iii) the possession or control by the Indenture Trustee or any agent of the Indenture Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be possession or control by the secured party, or possession or control by the Purchaser, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-312 or 9-313 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Indenture Trustee, as applicable, for the purpose of perfecting such security interest under applicable law. "Secured Obligations" means the rights of the Purchaser under this Agreement. The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Seller shall prepare and deliver to the Purchaser at least two months prior to any filing date, and the Purchaser shall file, or shall cause to be filed, at the expense of the Seller, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Purchaser's security interest in or lien on the Mortgage Loans.

         Notwithstanding the foregoing provisions of this Section 1, (i) the Seller, as a servicer of the Mortgage Loans, shall retain the servicing rights (including, without limitation, primary

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servicing) with respect to the Mortgage Loans, and rights to receive servicing fees, servicing income, reimbursement for advances made in respect of such Mortgage Loans and other payments made as compensation for such servicing subject to the Sale and Servicing Agreement pursuant to the terms and conditions set forth therein (collectively, the "Servicing Rights") and (ii) the Servicing Rights are not included in the collateral in which the Seller grants a security interest in favor of the Purchaser pursuant to the immediately preceding paragraph, nor are the Servicing Rights included in the assets being sold pursuant to this Agreement.

                  (d) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees on the Closing Date (i) to pay to the Seller by transfer of immediately available funds, an amount equal to $_______________, which is net of (A) an amount of $___________ representing the current Securities and Exchange Commission registration statement fees for the amount of Notes issued on the Closing Date and offered publicly pursuant to the Prospectus and (B) the underwriting discount, (ii) to deliver to the Seller the [Class B] and [Class P] Notes and
(iii) to transfer to the Seller or one of its Affiliates on the Closing Date the Ownership Certificate (together, the "Purchase Price"). The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Notes, including, without limitation, upfront payments due to the Cap Counterparty in respect of the Interest Rate Cap Agreements, printing fees incurred in connection with the prospectus relating to the Notes, blue sky registration fees and expenses, fees and expenses of Sidley Austin LLP, fees of the rating agencies requested to rate the Notes, accountant's fees and expenses, Custodian fees, loan level due diligence fees, the fees and expenses of the Indenture Trustee and the Owner Trustee, the fees (other than any fees to which the Master Servicer is entitled pursuant to the Sale and Servicing Agreement) and expenses of the Master Servicer and Trust Administrator and other out-of-pocket costs, if any.

         2. Representations and Warranties.

                  (a) The Seller hereby represents and warrants to the Purchaser that, as of the date of this Agreement:

                           (i) The Company is a ___________, duly organized validly existing and in good standing under the laws of the _______________, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company;

                           (ii) The Company has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be

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         limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                           (iii) [The Company has been organized in conformity with the requirements for qualification as a REIT; the Company has filed an election to be treated as a REIT for federal income tax purposes; and the Company currently qualifies as, and it proposes to operate in a manner that will enable it to continue to qualify as, a REIT;]

                           (iv) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                           (v) Neither the execution and delivery of this Agreement, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or constitute a default under or result in the acceleration of payment under any material agreement, indenture or loan or credit agreement or other material instrument to which the Company or its property are subject;

                           (vi) The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

                           (vii) Other than those matters which are disclosed in the Prospectus Supplement under the caption "Risk Factors--______________________," there is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

                           (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

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                           (ix) The selection of the Mortgage Loans was not
         made in a manner so as to affect adversely the interests of the Purchaser;

                           (x) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact;

                           (xi) There has been no change in the business, operations, financial condition or assets of the Company since ____________, 200_, that would have a material adverse effect on its ability to perform its obligations under this Agreement or the Sale and Servicing Agreement;

                           (xii) The Company has not dealt with any broker, investment banker, agent or other Person (other than the Underwriters) that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

                           (xiii) The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value of the Mortgage Loans; and

                           (xiv) The Company has complied with all applicable anti-money laundering laws and regulations (the "Anti-Money Laundering Laws") and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws.

                  (b) The Seller hereby makes the representations and warranties set forth in Schedule II hereto with respect to each Mortgage Loan and by this reference incorporated herein, to the Purchaser and the Indenture Trustee, as of the Closing Date or, if applicable, such other date as may be specified therein. With respect to any of the representations and warranties made in Schedule II that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, the Seller, the Issuer or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Noteholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  (c) The Purchaser hereby represents and warrants to the Seller that, as of the date of this Agreement:

                           (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into and perform its obligations under this Agreement and the Sale and Servicing Agreement;

                           (ii) this Agreement and the Sale and Servicing Agreement have been duly authorized, executed and delivered by the Purchaser and constitute the legal, valid

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         and binding agreements of the Purchaser enforceable against the
         Purchaser in accordance with their respective terms, subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting creditors' rights generally, (B) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations limiting the enforceability of provisions of this Agreement and the Sale and Servicing Agreement which purport to provide indemnification from penalties under applicable securities laws;

                           (iii) neither the execution and delivery by the Purchaser of this Agreement, nor the performance by the Purchaser of the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or bylaws of the Purchaser or any law, governmental rule or regulation or any judgment, decree or order binding on the Purchaser or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument, which, in the case of either (A) or (B), would have a material adverse effect on its ability to perform its obligations hereunder or on the financial condition of the Purchaser;

                           (iv) there are no actions, suits or proceedings against the Purchaser pending or, to the knowledge of the Purchaser, threatened, or, to the knowledge of the Purchaser, investigations pending, before any court, administrative agency or other tribunal
         (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) which might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement;

                           (v) the Purchaser is not in violation of its certificate of incorporation or bylaws or in default under any agreement, indenture or instrument the effect of which default would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or on the financial condition of the Purchaser;

                           (vi) the Purchaser is not a party to, bound by or in breach or violation of any indenture or other agreement or order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects the (A) ability of the Purchaser to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Purchaser; and

                           (vii) no consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated by the terms of this Agreement.

         3. Survival of Representations. Each of the representations and warranties of the Seller and the Purchaser contained herein shall survive the purchase and sale of the Mortgage Loans pursuant hereto and shall continue in full force and effect, notwithstanding any restrictive

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or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement. The representations and warranties shall not be impaired by any review and examination of documents to be delivered or held by the Seller in respect of each Mortgage Loan or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Purchaser or any successor or assignee thereof to review or examine such documents.

         4. Repurchase, Purchase or Substitution of Mortgage Loans.

                  (a) Upon discovery by the Purchaser, the Seller, the Master Servicer or any assignee, transferee or designee of the Purchaser of a Material Defect with respect to a Mortgage Loan or a breach of any of the representations and warranties of the Seller contained in Section 2 of this Agreement that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the Material Defect or breach shall give prompt written notice to the others. Within 90 days of the discovery of such Material Defect or breach of any representation or warranty given by the Seller to the Purchaser, the Seller shall either (a) cure such Material Defect or such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Purchaser for the Purchase Price (as defined in the Sale and Servicing Agreement) or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan, in accordance with Sections 2.02 and 3.02 of the Sale and Servicing Agreement, as applicable. If any substitution is made for a Mortgage Loan for which there is a Material Defect or breach of any of the representations and warranties which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price (as defined in the Sale and Servicing Agreement) for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Qualifying Substitute Mortgage Loan.

                  (b) It is understood and agreed that the obligations of the Seller set forth in this Section 4 to cure, repurchase or substitute for a defective Mortgage Loan (together with its indemnification obligations set forth in Section 7) constitute the sole remedies of the Purchaser with respect to a missing or defective document, Material Defect or a breach of any of the representations or warranties of the Seller contained in Section 2.

         5. Covenants.

                  (a) The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Purchaser at its address specified herein and the Indenture Trustee at its Corporate Trust Office of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trust Estate, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental

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charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                  (b) The Seller hereby covenants to the Purchaser that at any time when a prospectus relating to the Notes is required to be delivered pursuant to the Securities Act, if the Seller has knowledge that there has been a material change affecting the disclosures in the Prospectus Supplement relating to the Seller or the Mortgage Loans or that such disclosures therein contain any untrue fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Seller promptly will notify the Purchaser of such change, untrue fact or omission and update the Prospectus Supplement at its expense subject to the prior written consent of the Purchaser. The Seller also agrees that, if required by applicable law, it will update the information relating to the Seller or the Mortgage Loans in the Prospectus Supplement at its expense, subject to the prior written consent of the Purchaser.

         6. Successors and Assigns, Additional Information.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that the Purchaser may assign its rights and interests and delegate its obligations hereunder to the Trust and the Trust may then pledge its rights and interests to the Indenture Trustee, and the Indenture Trustee then shall succeed to all rights and interests of the Purchaser under this Agreement without the consent of the other party hereto.

                  (b) The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans reasonably requested by the Purchaser in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Sale and Servicing Agreement or the Underwriting Agreement.

         7. Indemnification.

                  (a) In addition to any repurchase and cure obligations of the Seller under this Agreement and any and all other remedies available to the Purchaser under this Agreement, the Seller shall indemnify and hold harmless the Purchaser against any and all losses, damages, penalties, fines, claims, forfeitures, lawsuits, court costs, reasonable attorney's fees, judgments, and any other costs, fees, and expenses, arising from claims made or actions brought by any person other than the Purchaser based on or arising from breach of any warranty, obligation, representation, or covenant contained in or made by the Seller in writing, pursuant to this Agreement (except as set forth in Section 2(a)(x) herein) by any agent, employee, representative or officer of the Seller or any of its affiliates. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser or any such person or entity in respect of such claim. It is understood and agreed that any permitted assignee of the Purchaser (including the Indenture Trustee) shall be a third party beneficiary of this Agreement. The indemnification obligations of the Seller hereunder shall survive the termination of this Agreement.

                  (b) Notwithstanding any other provision of this Agreement, in connection with the issuance of the Notes, the Seller shall agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the reasonable judgment of the Purchaser and its counsel, to comply with any rules promulgated by the Securities and Exchange Commission (the "Commission") and any interpretations thereof by the staff of the Commission (collectively, the "SEC Rules"), with reasonable notice to the Seller given the circumstances at such time.

         8. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Purchaser, be addressed to it at CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: _____ 200_-__; if sent to the Seller, be addressed to it at ________________________________, Attention:
____________________________ (with a copy to [the General Counsel]).

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, covenants, indemnities and other statements of the Purchaser and the Seller and their respective officers set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Seller, and will survive delivery of and payment for the Mortgage Loans. The provisions of Section 7 hereof shall survive the termination of cancellation or this Agreement.

         10. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         11. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         12. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         13. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         14. Benefits of Agreement. The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Indenture Trustee enjoys the full benefit of the provisions of this Agreement as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Indenture Trustee and the Noteholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

                                     * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date hereinabove written.



                                      CWALT, INC.



                                      By:   __________________________________
                                            Name:
                                            Title:


                                      ______________________________



                                      By:   __________________________________
                                            Name:
                                            Title:



                                     MLPA

                                  SCHEDULE I

                            MORTGAGE LOAN SCHEDULE

                         [On file with the Custodian.]

                                  SCHEDULE II

                 MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

         The Seller hereby represents and warrants to, and covenants with, the Purchaser that, as to each Mortgage Loan, as of the Closing Date or such other date specifically set forth herein, and with respect to representation (a) listed below, as of the Cut-off Date:

                  (a) [Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects;

                  (b) Payments Current. All payments required to be made up to and including the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been delinquent for 30 days or more in the 12 months preceding the related Closing Date;

                  (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;

                  (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards a life-of-loan flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

                  (g) Compliance with Applicable Laws. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to all applicable predatory and abusive lending laws and any and all requirements of any federal, state or local law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws) applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser, evidence of compliance with all such requirements;

                  (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

                  (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

                  (j) Valid First Lien. The Mortgage is a valid, subsisting enforceable and perfected first lien on the Mortgaged Property, including all improvements. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan; and

                  (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser;

                  (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. To the best of the Seller's knowledge, no fraud was committed in connection with the origination of the Mortgage Loan and the Seller is not aware of any fact that would reasonably lead the Seller to believe that any Mortgagor committed fraud in connection with the origination of any Mortgage Loan;

                  (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid;

                  (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan (other than any servicing rights with respect to the Mortgage Loans, which are held by _____________________). The Mortgage Loan (other than any servicing rights with respect to the Mortgage Loans, which are held by _____________________) and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan (other than any servicing rights with respect to the Mortgage Loans, which are held by

_____________________) therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan (other than any servicing rights with respect to the Mortgage Loans, which are held by _____________________) pursuant to this Agreement;

                  (n) Doing Business. To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

                  (o) LTV. The Mortgage Loan has an LTV equal to or less than the amount set forth on the Mortgage Loan Schedule;

                  (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy, issued by a generally acceptable title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of these representations and warranties. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, the Seller has not waived any default, breach, violation or event of acceleration;

                  (r) No Mechanics' Liens. To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (s) Location of Improvements; No Encroachments. To the best of the Seller's knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged

Property (except those exceptions contained in clauses (1), (2) and (3) of paragraph (j). To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (t) Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is the rate adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest [0.125]%, subject to the Periodic Rate Cap and the Lifetime Rate Cap. The Mortgage Note is payable in substantially equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization (except with respect to [__]% of the Mortgage Loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for the first five years following origination of such Mortgage Loans). No Mortgage Loan provides for negative amortization. No Mortgage Loan is a Convertible Mortgage Loan.

                  (u) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

                  (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten or re-underwritten in accordance with the Seller's underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as Exhibit A hereto. The Mortgage Note and Mortgage are on forms generally acceptable in the secondary market;

                  (w) Occupancy of the Mortgaged Property. To the best of the Seller's knowledge, as of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

                  (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been delivered to the Purchaser or its designee. The Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Purchaser or its designee;

                  (aa) Due on Sale. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

                  (bb) Transfer of Mortgage Loans. The Assignment of Mortgage upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (dd) Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (ee) Mortgaged Property Undamaged. To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to have a material adverse effect on the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (ff) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

                  (gg) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

                  (hh) Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

                  (ii) Environmental Matters. The Seller has no knowledge of any toxic or hazardous substances affecting the Mortgaged Property or any violation of any local, state, or federal environmental law, rule, or regulation. The Seller has no knowledge of any pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule, or regulation is an issue;

                  (jj) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

                  (kk) Insurance. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser; No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage arising out of any action, representation, errors, omissions or fraud of the Seller or, to the Seller's knowledge that could reasonably lead the Seller to believe that any such defense exists arising out of the actions, representations, errors, omissions, negligence or fraud of the related Mortgagor or any party involved in the application for such coverage;

                  (ll) Regarding the Mortgagor. The Mortgagor is one or more natural persons;

                  (mm) Mortgagor Acknowledgment. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans;

                  (nn) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans;

                  (oo) Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

                  (pp) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

                  (qq) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Seller, and each prepayment penalty in permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

                  (rr) Origination. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party having statutory or common law liabilities with respect to in the origination of the Mortgage Loan or, in the application of any insurance in relation to such Mortgage Loan;

                  (ss) Credit Reporting. The Seller has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis;

                  (tt) High Cost Loans. Each Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, (B)(w) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (x) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (y) a "High Cost Loan" or "Covered Loan" (as such terms are defined in the current S&P's LEVELS(R) Glossary), or
(z) governed by the Georgia Fair Lending Act, if such Mortgage Loan was originated on or after October 1, 2002 through March 6, 2003 or (C) classified and/or defined as a "high cost" loan or "predatory," "high cost," "threshold" or "covered" lending under any other state, federal or local law. The Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate

Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan;

                  (uu) Illinois Interest Act. No Transferred Mortgage Loan that is secured by property located in Illinois is in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et seq.); and

                  (vv) Freddie Mac Required Representations. In addition to the foregoing representations and warranties made in subparagraphs (a) through
(uu) above, the Company further represents and warrants upon delivery of the Mortgage Loans, as to each Pool 2 Mortgage Loan or Mortgage Loan, as the case may be, that:

                  (i) No borrower obtained a prepaid single premium credit life, credit disability, credit unemployment or credit property insurance policy from or through the Seller or any Affiliate in connection with the origination of any Pool 2 Mortgage Loan;

                  (ii) The outstanding Scheduled Principal Balance of each Pool 2 Mortgage Loan does not exceed the applicable maximum original loan amount limitations with respect to first lien one- to four-family residential mortgage loans as set forth in the Freddie Mac Selling Guide;

                  (iii) With respect to each Mortgage Loan that has a Prepayment Charge, no such Prepayment Charge may be imposed for a term in excess of three (3) years with respect to Mortgage Loans originated on or after October 1, 2002; and

                  (iv) No [Pool 2] Mortgage Loan originated on or after August 1, 2004, requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

                  (v) Each Mortgage Loan is a "qualified mortgage" under
         Section 860G(a)(3) of the Code.

                  (vi) The servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.]

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                           EXHIBIT A TO SCHEDULE II

                            Underwriting Guidelines